Exhibit 5

                  Simpson Thacher & Bartlett
    A Partnership Which Includes Professional Corporations

                     425 Lexington Avenue
                  New York, N.Y.  10017-3954
                        (212) 455-2000
                          ----------
                   Facsimile: (212) 455-2502
                        Telex:  129158





                              September 15, 1997



Kentucky Power Company
1701 Central Avenue
Ashland, Kentucky  41101

Dear Sirs:

          With respect to the Registration Statement on Form S-3 of Kentucky Power Company (the "Company") relating to the issuance and sale by the Company in one or more transactions from time to time of its Debt Securities (the "Debt Securities") under an Indenture to be entered into between the Company and Bankers Trust Company, as Trustee (the "Indenture"), we wish to advise you as follows.

          We are of the opinion that, when the steps mentioned in the next paragraph below have been taken, the Debt Securities will be valid and legally binding obligations of the Company, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          The steps to be taken which are referred to in the next preceding paragraph consist of the following:

          (1) Appropriate definitive action by the Board of Directors of the Company with respect to the proposed transactions set forth in said Registration Statement;

          (2)  Appropriate action by and before the Public
     Service Commission of Kentucky in respect of the proposed transactions set forth in said Registration Statement;

          (3) Compliance with the Securities Act of 1933, as amended, and with the Trust Indenture Act of 1939, as amended;

          (4)  Execution and delivery of the Indenture; and

          (5) Issuance and sale of the Debt Securities by the Company in accordance with the Indenture and the governmental and corporate authorizations aforesaid.

          Insofar as this opinion relates to matters governed by laws other than the laws of the State of New York and the Federal law of the United States, this firm has consulted, and may consult further, with counsel in which this firm has confidence and will rely, as to such matters, upon such opinions or advice of such counsel which will be delivered to this firm prior to the closing of the sale of the Debt Securities.

          We consent to the filing of this opinion as an exhibit to said Registration Statement and to the use of our name and the inclusion of the statements in regard to us set forth in said Registration Statement under the caption "Legal Opinions".

                              Very truly yours,

                              /s/Simpson Thacher & Bartlett

                              SIMPSON THACHER & BARTLETT


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